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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in this Prospectus constituting part of this Registration Statement on Form S-3 of our report dated April 20, 1995 which appears on page 24 of the 1995 Annual Report to Shareholders of Lattice Semiconductor Corporation, which is incorporated by reference in Lattice Semiconductor Corporation's Annual Report on Form 10-K for the year ended April 1, 1995. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page S-1 of such Annual Report on Form 10-K. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Prospectus. However, it should be noted that Price Waterhouse LLP has not prepared or certified such "Selected Financial Data."

/s/ PRICE WATERHOUSE LLP
----------------------------
PRICE WATERHOUSE LLP

Portland, Oregon
November 3, 1995